Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
FIRST QUARTER
2006

OTHER (INCOME)/EXPENSE, NET (millions of dollars)

	1Q `06	1Q `05
INTEREST INCOME	$(181.7)	$(93.8)
INTEREST EXPENSE	98.2	84.5
EXCHANGE (GAINS)/LOSSES	(0.4)	(0.7)
MINORITY INTERESTS	29.9	30.4
Other, net	(46.6)	6.1

TOTAL	$(100.6)	$26.5

JOINT VENTURE SALES DETAIL (millions of dollars)
All sales reported here are end-market JV sales, presented on a “NET” basis.

Merial	1Q `06	1Q `05
IVOMEC, HEARTGARD, other avermectins	$129.5	$116.7
FRONTLINE	261.5	201.8
Biologicals	139.5	120.4
Other Animal Health	55.2	55.7

TOTAL MERIAL SALES	$585.7	$494.6

Sanofi Pasteur-MSD	1Q `06	1Q `05
HEPATITIS VACCINES	$19.1	$21.9
VIRAL VACCINES	21.7	16.8
Other Vaccines	131.9	131.0

TOTAL SANOFI-MSD SALES	$172.7	$169.7

Merck / Schering-Plough Collaboration	1Q `06	1Q `05
VYTORIN (Worldwide)	$378.4	$179.0
ZETIA (Worldwide)	414.8	331.6

TOTAL	$793.2	$510.6

Exhibit 99.2
MERCK & CO., INC.
OTHER FINANCIAL DISCLOSURES
FIRST QUARTER
2006
NET PRODUCT SALES DETAIL (millions of dollars)

	1Q `06 vs. 1Q `05
	TOTAL	TOTAL	U.S.	U.S.	Foreign	Foreign
PRODUCT	% CHG	$	% CHG	$	% CHG	$
COZAAR / HYZAAR	-2%	701	-1%	231	-3%	470
FOSAMAX	-2%	754	11%	457	-18%	297
SINGULAIR	9%	801	17%	576	-7%	225
ZOCOR	-4%	1,063	13%	833	-37%	231
Other Reported Products:
AGGRASTAT	-2%	22	N/A	—	-2%	22
ARCOXIA	5%	59	N/A	—	5%	59
CANCIDAS	12%	146	16%	78	8%	69
COSOPT / TRUSOPT	8%	152	14%	57	5%	95
CRIXIVAN / STOCRIN	4%	82	-26%	7	8%	75
EMEND	30%	23	9%	17	*	6
INVANZ	45%	28	29%	16	74%	12
MAXALT	20%	93	21%	58	17%	35
PRIMAXIN	-8%	170	-7%	50	-9%	119
PROPECIA	7%	75	7%	34	8%	41
PROSCAR	7%	188	21%	96	-4%	92
TIMOPTIC / TIMOPTIC XE	-6%	30	-17%	2	-5%	28
VASOTEC / VASERETIC	-14%	136	N/A	—	-14%	136
HEPATITIS VACCINES	51%	54	70%	41	9%	12
VIRAL VACCINES	21%	161	19%	136	36%	26
OTHER VACCINES	3%	56	5%	41	-3%	16

*	100% or over

N/A — Not Applicable
TOTAL SALES: VOLUME, PRICE, EXCHANGE

	1Q '06	% CHG.	VOL	PX	FX
TOTAL PHARMACEUTICAL SALES	$5,410	1%	1	2	-2

U.S. ($ MM)	3,247	8%	2	6	N/A
Foreign ($ MM)	2,163	-8%	-1	-2	-5